UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2015

Plains All American Pipeline, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-14569 (Commission File Number)	76-0582150 (IRS Employer Identification No.)

333 Clay Street, Suite 1600, Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

713-646-4100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                                        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective as of May 15, 2015, the general partner of Plains All American Pipeline, L.P. (the “Partnership”) executed Amendment No. 3 (the “Amendment”) to the Partnership’s Fourth Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”).

The Amendment amends and restates Section 16.8 of the Partnership Agreement to provide that the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction) shall be the sole and exclusive forum for claims, suits, actions or proceedings: (i) arising out of or relating in any way to the Partnership Agreement; (ii) brought in a derivative manner on behalf of the Partnership; (iii) asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of the Partnership or its general partner, or owed by its general partner, to the Partnership or the partners; (iv) asserting a claim arising pursuant to any provision of the Delaware Revised Uniform Limited Partnership Act; or (v) asserting a claim governed by the internal affairs doctrine.

The foregoing description of the Amendment is qualified in its entirety by reference to the text of the Amendment, which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits

Exhibit 3.1	Amendment No. 3 to the Fourth Amended and Restated Agreement of Limited Partnership of Plains All American Pipeline, L.P. dated May 15, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.

Date: May 15, 2015	By:	PAA GP LLC, its general partner

	By:	Plains AAP, L.P., its sole member

	By:	Plains All American GP LLC, its general partner

	By:	/s/ Richard McGee
		Name:	Richard McGee
		Title:	Executive Vice President

EXHIBIT INDEX

Exhibit
Number	Description
3.1	Amendment No. 3 to the Fourth Amended and Restated Agreement of Limited Partnership of Plains All American Pipeline, L.P. dated May 15, 2015.